Exhibit 1.2

BOURSE DE MONTRÉAL INC.
Form of Proxy
For Special General Meeting of Shareholders

The undersigned shareholder of Bourse de Montréal Inc. (“MX”) hereby appoints Jean Turmel, Chairman of the Board and a director of MX, of Outremont, Québec, or failing him, Luc Bertrand, President and Chief Executive Officer and a director of MX, of Baie d’Urfé, Québec, or instead of either of the foregoing,                                  , as proxyholder of the undersigned, with full power of substitution, to attend, act and vote, for and on behalf of the undersigned, at the Special General Meeting of shareholders of MX (the “Meeting”), to be held on February 13, 2008, and at any adjournment or postponement thereof, and on every ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholders’ discretion, except as otherwise specified below.

Capitalized terms not otherwise defined in this Form of Proxy have the meaning ascribed to them in the management proxy circular (the “Circular”) dated January 10, 2008 which accompanies this Form of Proxy. In the event of any contradiction between this Form of Proxy and the Circular, the Circular shall govern.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

1.	FOR ☐ or AGAINST ☐ (or if no choice is specified, FOR) the approval of the Amalgamation Resolution relating to the Amalgamation of MX with an indirect wholly-owned subsidiary of TSX Group Inc., as specifically set forth in Appendix “A” to the Circular; and

2.	At the discretion of the said proxyholders, upon any amendment or variation of the above matters or any other matter that may properly come before the Meeting or any adjournment or postponement thereof in such manner as such proxyholder, in such proxyholder’s sole judgment, may determine.

This Form of Proxy is solicited on behalf of the management of MX. The shares represented by this Form of Proxy will be voted, where the shareholder has specified a choice with respect to the above matters, as directed above or, if no direction is given, will be voted FOR the Amalgamation Resolution.

Each shareholder has the right to appoint a proxyholder, other than the persons designated above, who need not be a shareholder of MX, to attend, act and vote for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

The undersigned hereby revokes any proxies heretofore given.

Dated this       day of                      , 2008.

(signature of shareholder)

(name of shareholder — please print)

(see over for notes)

NOTES:

1.	If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2.	This instrument of proxy must be dated and the signature hereon must correspond to the name in which the shares are registered, without any alteration or other change. If this instrument of proxy is not dated in the space provided, it is deemed to be dated the date on which it is mailed.

3.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

4.	This instrument of proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered by mail or registered mail to the attention of CIBC Mellon Trust Company at P.O. Box 1036, Adelaide Street Postal Station, Toronto, Ontario, M5C 2K4, Attention: Corporate Restructures, or otherwise by hand delivery or courier to CIBC Mellon Trust Company, Attention: Corporate Restructures, at 2001 University Street, Suite 1600, Montréal, Québec, H3A 2A6, or 199 Bay Street Commerce Court West, Securities Level, Toronto, Ontario, M5L 1G9, so that it is received not later than 5:00 p.m. (Montréal time) on February 11, 2008 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the adjourned or postponed Meeting. A proxy is valid only at the meeting in respect of which it is given or any adjournment(s) or postponement(s) of that meeting.

5.	In many cases, shares beneficially owned by a shareholder (a “Non-Registered Shareholder”) are registered in the name of a broker, investment dealer, bank, trust company or other intermediary. Non-Registered Shareholders should follow the instructions of their intermediaries to vote their shares of MX.